Exhibit 10.2

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”), entered into as of August 28, 2013, between APP ENERGY, LLC, a Kentucky limited liability company with its chief executive offices located at 104 West Front Street, Monroe, Michigan 48161 (the “Borrower”), and DAYBREAK OIL AND GAS, INC., a Washington corporation with its chief executive offices located at 601 W. Main Ave., Suite 1017, Spokane, Washington 99201 (together with any successors or assigns, herein the “Lender”).

FOR VALUE RECEIVED, and in consideration of the granting by Lender of financial accommodations to or for the benefit of Borrower, including without limitation respecting the Obligations (as hereinafter defined), Borrower represents and agrees with Lender, and Lender agrees with Borrower, as of the date hereof and as of the date of each loan, credit and/or other financial accommodation, as follows:

1.        THE LOAN

1.1

Loan.  Subject to the terms and conditions of this Agreement, Lender hereby agrees to make a loan to or for the benefit of Borrower, on and after the date hereof, in one or more advances of principal hereunder not to exceed, in the aggregate, $40,000,000 (each, an “Advance”).  All principal advanced hereunder is hereinafter referred to collectively as the “Loan”.  The Loan shall be evidenced by that certain Promissory Note, dated as of the date hereof (the “Note”), given by Borrower to the order of Lender, in the maximum face amount of US$40,000,000.00.  This Agreement, the Note, the Guarantee Agreement and any and all other documents, amendments or renewals executed and delivered by any Person in connection with any of the foregoing, including any guaranties of any obligation of Borrower are collectively hereinafter referred to as the “Loan Documents”.

1.2

Credit Account.  An account shall be opened on the books of Lender which shall be designated on Lender’s books and records as Borrower’s “Credit Account” in which account a record will be kept of the Loan, all Advances thereunder, and all payments thereon and other appropriate debits and credits as provided by this Agreement.

1.3

Interest; Maturity.  Interest respecting the outstanding principal balance of the Loan from time to time outstanding will be charged to Borrower at the rate specified in this Agreement.  Interest on the Loan will be based on the actual number of days elapsed in a given calendar month and an assumed 360-day year.  All outstanding principal and accrued and unpaid interest thereon shall be due and payable on the Maturity Date (as hereinafter defined).

1.4

Certain Definitions.  For purposes of this agreement, the following terms shall have the following meanings (with certain other terms defined in Section 2.2 hereof):

(a)

“Advance Conditions” shall mean each of the following:

(i)

the satisfaction of the Closing Conditions;

(ii)

each of the representations and warranties of Borrower contained herein shall be true and correct in all respects;

(iii)

no default or event that, by virtue of the giving of notice or the passage of time, could become an Event of Default (as hereinafter defined) hereunder, shall have then occurred hereunder or under any other Loan Document;

(iv)

No circumstance exists which may, in the reasonable determination of Lender, be expected to have a Material Adverse Effect (as hereinafter defined);

(v)

Borrower shall not be subject to any lawsuit, proceeding, investigation, or other action, nor shall any such lawsuit, proceeding, investigation, or other action have been threatened against Borrower, which may result, in Lender’s reasonable determination, in a Material Adverse Effect;

(vi)

Borrower shall have delivered or caused to be delivered to Lender, with respect to any real estate proposed to be used in any Approved OA Project being funded with the proceeds of such Advance (including, without limitation, an Oil and Gas Asset), a copy of all documentation delivered to Operator under the Operating Agreement;

(vii)

To the extent the proceeds of such Advance are to be used for an OA Project, Lender shall have received evidence from the Operator that the OA Project is an Approved OA Project; and

(viii)

To the extent the proceeds of such Advance are to be used for an OA Project, (A) the Lender shall have received Title Information with respect to the Drillsite or Drilling Unit to be drilled pursuant to the proposed OA Project, (B) Borrower shall have cured to Lender’s satisfaction any material title defects or exceptions affecting such Drillsite or Drilling Unit and shall have secured any pooling amendments or agreements contemplated by the Operating Agreement, (C) Borrower shall have confirmed to Lender’s satisfaction Lender’s first priority security interest in and to the Borrower’s right, title and interest in and to the Drillsite or Drilling Unit, and (D) Lender shall have received an opinion from counsel licensed to practice in the jurisdiction in which such OA Project is located, in form and substance reasonably acceptable to Lender, that the applicable mortgage or deed of trust from Borrower for the benefit of Lender and recorded against Borrower’s interest in the real estate on which such OA Project is located perfects Lender’s lien in and to such real property interest.

(b)

“Allowed Cash Reserve Payments” means a portion of Borrower’s gross revenue directed by Borrower from time to time into the Cash Reserve; provided, however, that Allowed Cash Reserve Payments shall not at any time cause the Cash Reserve to exceed $100,000.

(c)

“Approved Budget” shall mean the pro-forma budget for operating expenses prepared by Borrower and submitted to and approved by Lender pursuant to Section 4.19 hereof.

(d)

“Approved Closing Costs” shall mean Borrower’s and Lender’s demonstrable third-party out-of-pocket costs and expenses incurred in connection with the entry by Borrower and Lender into this Agreement and the Loan Documents, each of which shall have been approved by Lender in the exercise of its sole and absolute discretion.

(e)

“Approved OA Project” shall mean an OA Project in connection with which Borrower has requested an Advance hereunder and which has been previously approved by Lender in the exercise of its reasonable discretion.

(f)

“Business Day” shall mean any day other than a Saturday, Sunday, Day of Observance, or day which is or shall be in the State of New York a legal holiday or a day on which banking institutions are required or authorized to close.

(g)

“Cash Reserve” shall mean a segregated cash reserve account maintained by Borrower in an amount not greater than $100,000.00.

(h)

“Closing Conditions” shall mean each of the following:

(i)

Borrower shall have executed and delivered this Agreement to Lender;

(ii)

Borrower shall have executed and delivered to Lender the Note and a mortgage or deed of trust, each in form and substance satisfactory to Lender in its sole discretion;

(iii)

John Piedmonte shall have delivered to Lender an Indemnity (the “Indemnity”) in form and substance satisfactory to Lender in its sole discretion;

(iv)

Borrower shall have delivered to Lender an Assignment and Assumption Agreement conveying to Lender twenty-five percent (25%) of Borrower’s interest in and under the Operating Agreement and its Oil and Gas Assets that are the subject thereof (which interests Borrower acknowledges and agrees shall be freely assignable by Lender) in form and substance satisfactory to Lender in its sole discretion, together with the deeds or other assignments required thereunder and the payment, if any, of any applicable transfer taxes and recordation fees and charges in connection with the recording thereof;

(v)

Each Guarantor shall have executed and delivered the Guarantee Agreement to Lender;

(vi)

Lender shall have received one or more subordination agreements, in form and substance satisfactory to Lender in its sole discretion, from the holder of any indebtedness listed in clauses (i), (ii), or (vii) of the definition of “Permitted Indebtedness” contained herein;

(vii)

Borrower shall have delivered to Lender all UCC-1 and other financing statements in favor of Lender pursuant to this Agreement, which shall be in a recordable form satisfactory to Lender, in its sole and absolute discretion, and Lender shall have received evidence satisfactory to it that, upon the filing and recording of such financing statements, Lender shall have a valid and perfected first priority security interest in the Collateral (as hereinafter defined);

(viii)

Lender shall have received, in form and substance satisfactory to it, all releases, terminations and such other documents as it may request to evidence and effectuate the termination by any other lender of its respective financing arrangements with Borrower (other than Permitted Indebtedness) and the termination and release by such lender of any interest in and to any assets and properties of Borrower, duly authorized, executed and delivered by such lender, including, without limitation, (i) UCC termination statements for all UCC financing statements previously filed by it or its predecessors, as secured party, and Borrower or any of its affiliates, as debtor and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Borrower or any of its affiliates in favor of any such lender, in form acceptable for recording with the appropriate governmental authority; and

(ix)

Borrower shall have delivered or caused to be delivered to Lender, with respect to any real estate owned or leased by Borrower (including without limitation all Borrower’s present and future right, title and interest in and to the Oil and Gas Assets), a mortgage or deed of trust, as applicable, in form and substance satisfactory to Lender, executed by Borrower.

(i)

“Commitment Fee” shall mean, as of any Payment Date, an amount calculated on the average daily outstanding principal balance of the Loan for the immediately preceding calendar month at a rate per month equal to six-tenths of one percent (0.6%).

(j)

“Consultant” shall mean each and any third party professional oil and gas industry or petrochemical or geological or other consultant engaged by Lender to provide advice and consultation with respect to the Borrower, the operation of the Borrower’s business, the Borrower’s and Lender’s rights and responsibilities under the Operating Agreement, and such other information or services as Lender may reasonably require in order to protect Lender’s interests in the Loan and the Operating Agreement.

(k)

“Control” of any Person means the ability to direct the day to day operations of such Person or the ability, whether alone or with others, to cause the Person to make Material Decisions.

(l)

“Day of Observance” shall mean each of Rosh Hashanah (both days), Yom Kippur, Succoth (first two (2) days), Shmini Atzereth, Simchas Torah, Passover (first two (2) days and last two (2) days) and Shavuoth (both days).

(m)

“Drawn Amount” shall mean, as of any date, the then-outstanding principal balance of the Loan.

(n)

“Drillsite” shall have the meaning given to that term in Article I, Paragraph I of the Operating Agreement.

(o)

“Drilling Unit” shall have the meaning given to that term in Article I, Paragraph H of the Operating Agreement.

(p)

“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.

(q)

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

(r)

“Excess Cash Flow” shall mean, for any given period of time, all of Borrower’s pre-tax revenue generated from its ownership of Oil and Gas Assets, adjusted in accordance with GAAP for any non-cash items of revenue, and net of Permitted Capital Expenditures, Allowed Cash Reserve Payments, LOE due and owing by Borrower pursuant to the Operating Agreement, gas transportation fees due and owing on Borrower’s sale of production, royalties due and owing on Borrower’s Oil and Gas Assets, and revenues received by Borrower in trust for distribution to the third parties listed on Schedule 2.2(c) relating to production from vertical wells drilled before 2013, but without netting out Required Monthly Interest Payments or the Commitment Fee.

(s)

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

(t)

“Hazardous Materials” shall mean (a) petroleum and any petroleum products or Hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

(u)

“Hubbard Note” shall mean that certain Nonnegotiable Secured Promissory Note, dated May 31, 2011, issued by Westside Arizona Oil and Gas, LLC, to Billy E. Hubbard, in the initial principal amount of $229,645.00, as the same may have been modified, amended, supplemented, or restated from time to time prior to the date hereof.

(v)

“Initial Well Projects” means the Groves H-1 well, Groves H-3 well and Dillon H-6 well, all of which are located in Lawrence County, Kentucky.

(w)

“LOE” shall mean the costs of maintaining and operating the Borrower’s Oil and Gas Assets, including the cost of operating and maintaining the equipment, repairs and supplies, utilities, automobile and truck expenses, taxes, insurance, and overhead expenses such as bookkeeping, billing costs, and correspondence, in each case in accordance with the Approved Budget or as otherwise approved by Lender.

(x)

“Material Decision” means any decision regarding:

(i)

merger or consolidation; or

(ii)

sale, transfer, mortgage, or pledge of all or substantially all assets; or

(iii)

filing or declaring insolvency or bankruptcy.

(y)

“OA Project” shall mean any individual drilling proposal under the Operating Agreement.

(z)

“Oil and Gas Assets” means all of Borrower’s present and future right, title and interest in and to:

(i)

oil and gas leases, leasehold interests and licenses;

(ii)

oil, gas and mineral leases;

(iii)

other liquid or gaseous hydrocarbon licenses, leases, fee mineral interests, term mineral interests, subleases, mineral servitudes, farm-outs, royalties, overriding royalty and royalty interests, non-consent interests arising out of or pursuant to Contracts, net profit interests, net revenue and profit interests, oil payments, production payments, production payment interests and similar interests and estates, including all reserved or residual interests of whatever nature and all reversionary or carried interests relating to any of the foregoing.

(aa)

“Operating Agreement” shall mean that certain Operating Agreement, dated as of the date of this Agreement, by and among Borrower, as operator, and Lender, as non-operator, as it may be amended from time to time to add parties or for other reasons.

(bb)

“Operating Expense(s)” shall mean any expenditure(s) made by or on behalf of Borrower pursuant to the Approved Budget.

(cc)

“Operator” shall have the meaning ascribed thereto in Article V, Paragraph A of the Operating Agreement.

(dd)

“Payment Date” shall mean the tenth (10th) day of each calendar month during the term of this Agreement commencing with the seventh full calendar month occurring subsequent to the date of this Agreement (for example, if this Agreement were dated July 26, 2013, then the first Payment Date would be February 10, 2014).

(ee)

“Permitted Capital Expenditure” shall mean any capital expenditure identified in the Approved Budget or otherwise approved by Lender in its sole and absolute discretion.

(ff)

“Permitted Indebtedness” shall mean, collectively, (i) the Obligations or other indebtedness arising under the Loan Documents; (ii) debt of Borrower existing on the date hereof that is reflected in Borrower’s financial statements and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount or interest thereof or any shortening of the maturity of any principal amount thereof); (iii) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of services from time to time incurred in the ordinary course of business; (iv) debt associated with bonds or surety obligations required by a governmental authority in connection with the operation of the Oil and Gas Assets; (v) extensions of credit from suppliers or contractors who are not affiliated with Borrower for the performance of labor or services or the provision of supplies or materials under applicable contracts or agreements in connection with oil and gas exploration and development activities; (vi) other unsecured trade debt incurred in the ordinary course of business not to exceed $50,000 in the aggregate at any one time outstanding; and (vii) accrued asset retirement obligations as required by the Financial Accounting Standards Board Accounting Standards Codification 410.

(gg)

“Prepaid Amount” means an amount equal to six months worth of Regular Interest and the Commitment Fee on the principal amount of the first Advance hereunder, which sum shall be paid to Lender, in advance, simultaneously with, and out of the proceeds of, the first Advance hereunder.

(hh)

“Regular Interest” shall mean interest on the outstanding principal balance of the Loan from time to time at a rate per annum equal to (a) with respect to the first Advance hereunder, sixteen and eight tenths percent (16.8%), and (b) with respect to each other Advance hereunder other than the first Advance, twelve percent (12%).

(ii)

“Release” shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

(jj)

“Required Monthly Interest Payment” shall mean, as of any Payment Date, and for each Advance hereunder, Regular Interest on the average daily outstanding principal balance of such Advance for the immediately preceding calendar month.

(kk)

“Required Monthly Payment” shall mean, as of any Payment Date, a payment in an aggregate amount equal to the Required Monthly Interest Payment plus the Required Monthly Principal Payment plus the Commitment Fee.

(ll)

“Required Monthly Principal Payment” shall mean, as of any Payment Date, a payment equal to seventy-five percent (75%) of Excess Cash Flow for the immediately preceding calendar month, which shall be applied by Lender in reduction of the outstanding principal balance of each Advance, starting with the longest-outstanding Advance.

(mm)

“Title Information” shall mean the Drillsite or Drilling Unit title opinions, asbtracts, curative materials and such other title examinations and materials contemplated by Article IV.A of the Operating Agreement, all prepared by counsel and abstractors, and in form and substance, satisfactory to Lender.

1.5

Advances, Payments, and Prepayments.

(a)

Credit Line.

(i)

Lender shall establish a line of credit under the Loan (the “Credit Line”) pursuant to which Borrower may request, from time to time, Advances by submitting to Lender a request for Advance in the form attached hereto as Exhibit 1.5(a)(i) (a “Request for Advance”).

(ii)

Upon satisfaction of the Advance Conditions with respect to a request for an Advance under the Credit Line hereunder, Lender shall fund such Advance in accordance with the applicable Request for Advance.

(iii)

Lender hereby covenants and agrees that an amount equal to $2,650,000.00 is committed to Borrower under the Credit Line, provided that such amount shall not be construed as the maximum amount that may be drawn under the Credit Line.  Subsequent to the first Advance hereunder, Borrower may from time to time request that Lender make one or more further Advances under the Credit Line by submitting a Request for Advance, and upon receipt of such request, and upon the satisfaction of the Advance Conditions, Lender shall make such an Advance to Borrower, provided, however, that from and after the date on which Lender has made Advances under the Credit Line of, in the aggregate, not less than $2,650,000.00, any subsequent Advance under the Credit Line, to the extent (but only to the extent) that such Advance would cause the aggregate amount of Advances made by Lender under the Credit Line to exceed $2,650,000.00, shall be in the sole and absolute discretion of Lender (i.e., if a requested Advance would cause the aggregate amount of Advances made under the Credit Line to equal $2,750,000.00, then only the last $100,000.00 of such requested Advance shall be in Lender’s sole and absolute discretion), notwithstanding the satisfaction of the Advance Conditions or the submission of a Request for Advance.

(b)

No Advance may be requested by Borrower after the date that is thirty-six (36) months from the date of this Agreement.

(c)

With respect to the first Advance under the Loan, Borrower shall use the proceeds of such Advance for (i) Approved Closing Costs, (ii) the Initial Well Projects, (iii) Prepaid Amount, (iv) distribution to Borrower’s parent for the sole purpose of payment in full of the Hubbard Note, and (v) such other costs or expenses as may be approved by Lender in its sole discretion.

(d)

With respect to each Advance under the Loan other than the first Advance, Borrower may only use the proceeds of such Advance for (i) Operating Expenses, (ii) payment of Borrower’s accounts payable pursuant to the Approved Budget, or (iii) any costs or expenses of Lender which are payable by or chargeable to Borrower hereunder or under any other Loan Document.

(e)

On each Payment Date during the term of the Loan, Borrower shall make a payment to Lender equal to the Required Monthly Payment, which shall be applied by Lender pursuant to the waterfall set forth in Section 1.8(e).

(f)

Borrower may, on not more than three (3) occasions, and on five (5) Business Day’s prior notice to Lender, elect to cause the next due Required Monthly Principal Payment to equal zero dollars ($0.00).

(g)

To the extent that the principal portion of any Advance has not been repaid in full from application of Required Monthly Principal Payments, then Borrower shall repay to Lender any remaining principal portion of such Advance on the first Payment Date to occur on or subsequent to the date which is two (2) years from the date of such Advance.

(h)

The entire outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon, shall be due and payable on the date which is forty-eight (48) months from the date of this Agreement (such date, the “Maturity Date”).

(i)

Borrower may prepay outstanding principal on the Loan, in whole or in part, at any time, provided that any such prepayment shall be on not less than thirty (30) days’ prior written notice to Lender.

(j)

Any principal prepaid or repaid on the Loan may be re-borrowed during the period of time for which Advances may be requested and made hereunder, and to the extent any such principal is prepaid or repaid, Lender shall in its sole and absolute discretion re-advance such prepaid or repaid principal under the Loan upon submission by Borrower of a Request for Advance, provided that each of the other applicable conditions precedent as set forth herein for such Advance are met.

(k)

At no time shall the outstanding principal balance of the Loan exceed $40,000,000.00.

1.6

Advances in Lender’s Sole Discretion; Limitation on Liability.  Each Advance (other than in connection with the first $2,650,000 drawn under the Credit Line hereunder) shall be in Lender’s sole and absolute discretion.  Lender shall have no obligation hereunder to make any Advance other than the first $2,650,000 drawn under the Credit Line.  Lender’s failure in its sole and absolute discretion to make any Advance hereunder shall not impact the repayment of any Advance previously made, which shall be in all instances in accordance with the terms and provisions of this Agreement.  It is the intention of the parties hereto that, other than with respect to the first $2,650,000 advanced hereunder, the credit facility evidenced hereby and by the Loan Documents shall be entirely discretionary.  Borrower hereby acknowledges and agrees that the credit facility evidenced by this Agreement, and any Advance made or to be made hereunder (other than with respect to the first $2,650,000 advanced hereunder), are entirely within the sole and absolute discretion of Lender.  Borrower, for itself and on behalf of its past, present and future representatives, partners, operators, members, shareholders, officers, directors, agents, employees, servants, affiliates, related companies, successors and assigns, hereby releases and forever discharges Lender from and against any and all liability, claims, causes of action, losses, costs, and damages (of whatever kind and nature, whether direct or indirect, foreseeable or unforeseeable, in law or in equity, whether known or unknown, whether or not concealed or hidden, or otherwise) that Borrower (or any representative, partner, operator, member, shareholder, officer, director, agent, employee, servant, affiliate, related company, successor or assign of Borrower) may have had, may now have or may incur arising out of or in any way connected to the Loan or as a result of Lender’s action or inaction in compliance with the terms of this Section 1.6.  The terms and provisions of this Section 1.6 shall survive the termination of this Agreement and the repayment in full of the Loan.  Notwithstanding the foregoing, without the prior consent of Lender in each instance, which may be withheld, conditioned, or delayed in Lender’s sole discretion, no portion of the first $2,650,000 advanced hereunder may be used by Borrower for any OA Project other than the Initial Well Projects.

1.7

Monthly Statement.  At the option of Lender, at the end of each month, Lender will render to Borrower a statement of the Credit Account, showing all applicable credits and debits.  Each statement shall be for informational purposes only and shall not be deemed binding on Lender.

1.8

Deposit Accounts.

(a)

Within thirty (30) days after the date of this Agreement, Borrower will establish with a bank agreed to by Lender in its reasonable discretion (such bank, the “Account Bank”) two deposit accounts, one of which is referred to herein as the “Receivables Account” and the other of which is referred to herein as the “Borrower Account” (each such account is referred to herein each as a “Deposit Account” and, collectively, as the “Deposit Accounts”).  Upon opening such accounts, Borrower shall provide Lender details of each account.

(b)

At the time the Deposit Accounts are opened, Borrower, Lender and the Account Bank shall enter into (i) a deposit account control agreement regarding the Receivables Account, which shall be in form and substance satisfactory to Lender in its sole discretion (the “Receivables Account Agreement”), and (ii) a deposit account control agreement regarding the Borrower Account, which shall be in form and substance satisfactory to Lender in its sole discretion (the “Borrower Account Agreement”; the foregoing items (i) and (ii), herein the “DACA”).  Pursuant to the DACA, the Account Bank will acknowledge Lender’s security interest in all funds or sums of money on deposit from time to time in such Deposit Accounts.  Borrower represents and warrants that, upon opening the Deposit Accounts, it will have no other deposit account except for the Receivables Account, the Borrower Account, and the accounts listed on Schedule 1.8(b).

(c)

In order to further secure the performance by Borrower of its obligations hereunder and under the Note, Borrower hereby acknowledges and confirms that, upon opening the Deposit Accounts and entering into the DACA: (i) the Account Bank will acknowledge the security interest of Lender in the Deposit Accounts, and all funds, checks, drafts, certificates, instruments and other investments or deposits therein and all other financial assets credited thereto shall constitute collateral to secure the payment of the Loan; (ii) Borrower shall have no right to make withdrawals from the Receivables Account; (iii) to the extent any Deposit Account contains any Financial Assets (as that term is defined in Section 2.2(d) herein), such Financial Assets shall be maintained as Investment Property (as that term is defined in Section 2.2(h) herein); and (iv) at Lender’s request, Borrower shall provide an opinion from counsel licensed to practice in the jurisdiction under which the DACA is governed as to the authorization, execution, delivery, and enforceability of the DACA and the valid creation and perfection of the security interest in the Deposit Accounts in favor of Lender.

(d)

Deposits into the Deposit Accounts.  Promptly upon opening the Deposit Accounts, but in any case no later than five (5) Business Days after opening the Deposit Accounts, Borrower shall irrevocably instruct all of its present and future Account debtors (including, without limitation, the Operator, herein, “Account Debtors”) to direct all sums payable or otherwise due and owing to Borrower to the Receivables Account, without such payments at any time being under the control of Borrower or any of its agents or employees, it being acknowledged by Lender, however, that certain of such sums constitute Excluded Assets (as hereinafter defined).  Borrower represents, warrants and covenants that it shall, upon the request of Lender, deliver Lender such evidence as Lender may reasonably require to evidence the fact that its Account Debtors have been instructed by Borrower to remit such payments directly to the Receivables Account.  Borrower shall not amend, revoke or alter such instructions in any way which would interfere with payments by Account Debtors being transmitted directly into the Receivables Account, and any such amendment, revocation or alteration shall constitute an immediate Event of Default hereunder.  Without limiting the foregoing, within one (1) week after receipt of the same by Borrower or any agent or Person acting on behalf of Borrower, Borrower or such agent shall directly deposit (or cause to be deposited) all such payments received by Borrower or such agent from any Account Debtor into the Receivables Account, and Borrower or any such agent or Person’s failure to do so shall constitute an immediate Event of Default hereunder.  If Borrower or any such agent does receive any such payments from any Account Debtor, then Borrower and such agent agree not to commingle any such payments with other funds of Borrower, and Borrower and such agent agree that it is holding such payments in an express trust for the benefit of Lender until such payments are deposited into the Receivables Account.

(e)

Disbursements from the Receivables Account.  On each Payment Date, so long as no Event of Default has occurred, Lender shall disburse sums on deposit in the Receivables Account in the following order of priority:

(i)

First, to Lender, in payment of sums, other than the Required Monthly Payment or Commitment Fee then due and owing to Lender hereunder;

(ii)

Second, to Lender, in an amount equal to the Required Monthly Payment, to be applied:

(A)

first, in arrears, to the payment of Regular Interest then due and owing hereunder;

(B)

second, in payment of the Commitment Fee then due and owing hereunder; and

(C)

third, in payment of the Required Monthly Principal Payment; and

(iii)

Thereafter, to the Borrower Account, to be used by Borrower for any lawful purpose.

(f)

Lender’s Right to Control.  Upon the occurrence of an Event of Default, Lender shall be immediately entitled to provide the Account Bank with a “Notice of Control” (as defined in the applicable DACA) under any of the DACAs.

2.        GRANT OF SECURITY INTEREST

2.1

Grant of Security Interest.  In consideration of Lender’s extending credit and other financial accommodations to or for the benefit of Borrower, Borrower hereby grants to Lender a security interest in, a lien on and pledge and assignment of the Collateral (as hereinafter defined), including, without limitation, all claims against third parties (including Account Debtors) arising out of or related to the Collateral.  The security interest granted by this Agreement is given to and shall be held by Lender as security for the payment and performance of all Obligations (as hereinafter defined), including, without limitation, all amounts outstanding pursuant to the Loan Documents.

2.2

Definitions.  The following definitions shall apply:

(a)

“Collateral” shall mean all of Borrower’s present and future right, title and interest in, to and under the following described property (unless otherwise defined herein, each capitalized term used herein shall have the meaning given to it in the UCC (as hereinafter defined)) but in no event shall include Excluded Assets:

(i)

all now existing and hereafter acquired or arising Accounts, Goods, General Intangibles, Payment Intangibles, Financial Assets, Deposit Accounts (including, without limitation, the Deposit Accounts), Chattel Paper (including, without limitation, Electronic Chattel Paper), Documents, Instruments, Software, Investment Property, Letters of Credit, Letter-of-Credit Rights, Commercial Tort Claims, money, Equipment, Operating Equipment, Inventory, Fixtures, and Supporting Obligations, including, without limitation, all of Borrower’s right, title, and interest in and to the Operating Agreement and the Contracts, together with all products of and Accessions to any of the foregoing and all Proceeds of any of the foregoing (including without limitation all insurance policies and proceeds thereof);

(ii)

to the extent, if any, not included in clause (i) above, each and every other item of personal property and fixtures, whether now existing or hereafter arising or acquired, including, without limitation, all licenses, contracts and agreements, and all collateral for the payment or performance of any contract or agreement, together with all products and Proceeds (including all insurance policies and proceeds) of any Accessions to any of the foregoing; and

(iii)

all present and future business records and information relating to any of the foregoing, including computer tapes and other storage media containing the same and computer programs and software (including without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information.

(b)

“Contracts” shall mean contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Collateral or the Oil and Gas Assets, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Assets, all as such contracts and agreements may be amended, supplemented or otherwise modified from time to time.

(c)

“Excluded Assets” shall mean any and all sums of net production revenue from time to time held by Borrower in trust for payment, pursuant to the Third Party Operating Agreements (as defined in Schedule 3.4), to the third parties listed on Schedule 2.2(c) from vertical wells drilled before 2013 and listed on Schedule 2.2(c).

(d)

“Financial Assets” shall mean any security for an obligation of a person or a share participation or other interest in a person or in property or an enterprise of a person which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area which it is issued or dealt in as a medium for investment, or any property that is held by a securities intermediary for another person in investment property if the securities intermediary has expressly agreed with the other person that the property is to be treated as a financial asset.

(e)

“Guarantee Agreement” means the Guarantee Agreement of the Guarantors dated as of the date hereof, guarantying the Obligations of the Borrower to the Lender.

(f)

“Guarantors” means Westside Arizona Oil & Gas, LLC, a Michigan limited liability company and Twin Bottoms Pipeline, LLC, a Kentucky limited liability company.

(g)

“Hydrocarbons” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel and all products refined, separated, settled or dehydrated therefrom.

(h)

“Investment Property” means a security, whether certificated or uncertificated, security entitlement, securities account, contract, or commodity account.

(i)

“Material Adverse Effect” shall mean materially adversely affecting the operations or financial performance of Borrower taken as a whole.

(j)

“Obligation(s)” shall mean, without limitation, all loans, advances, indebtedness, notes, liabilities and amounts, liquidated or unliquidated, owing by Borrower to Lender at any time, of each and every kind, nature and description, whether arising under this Agreement or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by Borrower to Lender; or are due indirectly by Borrower to Lender as endorser, guarantor or other surety, or as borrower of obligations due third persons which have been endorsed or assigned to Lender, or otherwise), absolute or contingent, due or to become due, now existing or hereafter arising or contracted, including, without limitation, payment when due of all amounts outstanding respecting any of the Loan Documents.  Said term shall also include all interest and other charges chargeable to Borrower or due from Borrower to Lender from time to time and all fees, costs and expenses referred to in this Agreement.

(k)

“Operating Equipment” means all surface or subsurface machinery, equipment, facilities, supplies or other properties and assets of whatsoever kind or nature now or hereafter located on any of the properties or assets affected by the Oil and Gas Assets that are useful for the production, treatment, storage or transportation of Hydrocarbons, including all oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), supplies, derricks, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing.

(l)

“Person” or “party” shall mean individuals, partnerships, corporations, limited liability companies and all other entities.

(m)

“UCC” shall mean the Uniform Commercial Code in effect in the State of New York from time to time.

All words and terms used in this Agreement other than those specifically defined herein shall have the meanings accorded to them in the UCC, and if not defined therein, to its normal and customary use with the industry.  Definitions referenced or used herein are for interpretation of this Agreement and the Loan Documents only and any such reference to any jurisdiction other than the State of New York shall have no impact on jurisdiction or venue, with total jurisdiction and venue being reserved to the State of New York.

2.3

Ordinary Course of Business.  Lender hereby authorizes and permits Borrower to receive from the Account Debtors all amounts due as proceeds of the Collateral at Borrower’s own cost and expense, and also liability, if any; and Lender may, following an Event of Default which has not been cured or waived by Lender, terminate all or any part of the authority and permission herein or elsewhere in this Agreement granted to Borrower with reference to the Collateral.  Prior to the occurrence of an Event of Default, all proceeds of and collections of Collateral may be utilized by Borrower for any lawful purpose to the extent not prohibited by the terms of this Agreement or any other Loan Document.  From and after an Event of Default which has not been cured or waived by Lender, all proceeds of and collections of the Collateral shall be held in trust by Borrower for Lender and shall not be commingled with Borrower’s other funds or deposited in any bank account of Borrower other than the Receivables Account; and, from and after an Event of Default which has not been cured or waived by Lender, Borrower agrees to deliver to Lender on the dates of receipt thereof by Borrower, duly endorsed to Lender or to bearer, or assigned to Lender, as may be appropriate, all proceeds of the Collateral in the identical form received by Borrower.

2.4

Allowances.  Borrower may grant such allowances or other adjustments to Account Debtors (exclusive of extending the time for payment of or forgiving any item which, during an Event of Default, shall not be done without first obtaining Lender’s written consent in each instance) as Borrower may reasonably deem to accord with sound business practice and its ordinary course of business dealings, in each case subject to the terms, provisions, and covenants contained herein.

2.5

Records.  Borrower shall deliver to Lender from time to time promptly at its request all invoices, original documents of title, contracts, chattel paper, instruments and any other writings relating thereto, and other evidence of performance of contracts, or evidence of the rendering of services; and Borrower will deliver to Lender promptly at Lender’s request from time to time additional copies of any or all of such papers or writings, and such other information with respect to any of the Collateral and such schedules of accounts and such other writings as Lender may in its sole discretion deem to be necessary or effectual to evidence any loan hereunder or Lender’s security interest in the Collateral.

2.6

Legends.  Borrower shall promptly make, stamp or record such entries or legends on Borrower’s books and records or on any of the Collateral (including, without limitation, chattel paper or electronic chattel paper) as Lender shall request from time to time, to indicate and disclose that Lender has a security interest in such Collateral.  Such books and records may be maintained in electronic form (in compliance with the requirements of the Electronic Transactions Laws) and the entries or legends indicating or disclosing Lender’s security interest shall be made electronically on any such electronic records.

2.7

Search Reports.  Lender shall receive prior to the date of this Agreement search results under all names used by Borrower and any guarantor during the prior five (5) years, from the jurisdiction of Borrower’s formation and the jurisdiction of guarantor’s formation and/or chief executive office and/or address of primary residence.  The search results shall confirm that the security interest in the Collateral granted Lender hereunder is prior to all other security interests in favor of any other Person, subject only to Permitted Liens (as hereinafter defined).

2.8

Repayment in Full.  Upon the timely satisfaction of each of the Obligations, Lender shall, at Borrower’s sole cost and expense, execute and deliver to Borrower such instruments and authorizations as Borrower may reasonably require to release and terminate any security interest held by Lender securing such Obligations.

3.        REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that the following are, and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents will be, true, correct and complete:

3.1

Organization and Qualification.  Borrower is a duly formed and existing limited liability company under the laws of the Commonwealth of Kentucky with the exact legal name set forth in the first paragraph of this Agreement.  Borrower is duly qualified to conduct business in all jurisdictions necessary to the conduct of its business.  Borrower is in good standing under the laws of the Commonwealth of Kentucky and such other jurisdictions, has the power to own its property and conduct its business as now conducted and as currently proposed to be conducted.

3.2

Subsidiaries.  Except as set forth on Schedule 3.2 attached hereto, Borrower has no subsidiaries, and Borrower has never consolidated, merged or acquired substantially all of the assets of any other entity or person.

3.3

Organizational Records.  Borrower’s articles of organization have been duly filed and its articles of organization and operating agreement are in proper order.  All outstanding ownership evidence issued by Borrower was and is properly issued and all books and records of Borrower, including but not limited to its minute books, operating agreement, and books of account, are accurate and up to date and will be so maintained.

3.4

Title to Properties; Absence of Liens.  Borrower has good and clear record and marketable title to all of its properties and assets, and all of its properties and assets, including the Collateral (as defined herein) to the extent owned by Borrower, are free and clear of all mortgages, liens, pledges, charges, encumbrances and setoffs, other than the security interest therein granted to Lender hereby and the encumbrances and security interest as set forth on Schedule 3.4 hereto, if any (“Permitted Liens”).

3.5

Places of Business.  Borrower’s principal place of business and chief executive office are correctly stated in the preamble to this Agreement, and Borrower shall, during the term of this Agreement, keep Lender currently and accurately informed in writing of each of its other places of business, and shall not change the location of any such principal place of business or open or close, move or change any existing or new place of business without giving Lender at least thirty (30) days prior written notice thereof.

3.6

Valid Obligations.  The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action and the Loan Documents represent the legal, valid and binding obligation of Borrower and are fully enforceable according to their terms, except as limited by laws relating to the enforcement of creditors’ rights.

3.7

Conflicts.  There is no provision in Borrower’s organizational or charter documents, if any, or in any indenture, contract or agreement to which Borrower is a party which prohibits, limits or restricts the execution, delivery or performance of its obligations under the Loan Documents.

3.8

Approvals.  The execution, delivery and performance of the Loan Documents do not require any approval of or filing with any governmental agency or authority or any other Person.

3.9

Litigation.  There are no actions, suits or proceedings pending or to the knowledge of Borrower threatened against Borrower which would be reasonably expected to materially adversely affect the ability of Borrower to conduct its business or to pay or perform the Obligations.

3.10

Accounts and Contract Rights.  All Accounts arise out of legally enforceable and existing contracts, and represent unconditional and undisputed bona fide indebtedness by an Account Debtor, and are not and will not be subject to any discount (other than in the ordinary course of the Business).

3.11

Title to Collateral.  At the date hereof Borrower is (and as to Collateral that Borrower may acquire after the date hereof, will be) the lawful owner of its assets constituting the Collateral, and the Collateral and each item thereof is, will be and shall continue to be free of all restrictions, liens, encumbrances or other rights, title or interests (other than the security interest therein granted to Lender hereby), credits, defenses, recoupments, set-offs or counterclaims whatsoever, other than the Permitted Liens.  Borrower has and will have full power and authority to grant to Lender a security interest in the Collateral and Borrower has not transferred, assigned, sold, pledged, encumbered, subjected to lien or granted any security interest in, and will not transfer, assign, sell, pledge, encumber, subject to lien or grant any security interest in any of the Collateral (or any of Borrower’s right, title or interest therein), to any person other than Lender or the holder of a Permitted Lien.  The Collateral is and will be valid and genuine in all respects.  No part of Borrower’s Collateral (or the validity or enforceability by Lender thereof) is or shall be contingent upon the fulfillment of any agreement or condition whatsoever.  Borrower will warrant and defend Lender’s right to and interest in the Collateral against all claims and demands of all persons whatsoever.

3.12

Third Parties.  Lender shall not be deemed to have assumed any liability or responsibility to Borrower or any third person for the correctness, validity or genuineness of any instruments or documents that may be released or endorsed to Borrower by Lender (which shall automatically be deemed to be without recourse to Lender in any event) or for the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; and Lender, by accepting such security interest in the Collateral owned by Borrower, or by releasing any Collateral to Borrower, shall not be deemed to have assumed any obligation or liability to any Account Debtor or to any other third party, and Borrower agrees to indemnify and defend Lender and hold it harmless in respect to any claim or proceeding arising out of any matter referred to in this paragraph, other than in respect to any claim or proceeding which is due to Lender’s own gross negligence or willful misconduct or where such indemnification would be a violation of applicable law.

3.13

Taxes.  Borrower has filed, or will file, all Federal, state and other tax returns required to be filed (except for such returns for which current and valid extensions have been filed), and all taxes, assessments and other governmental charges due from Borrower have been fully paid, other than any tax, assessment or charge which is being contested in good faith and, if appropriate, with respect to which reserves have been established and are being maintained.  Borrower has established on its books reserves adequate for the payment of all Federal, state and other tax liabilities (if any).

3.14

Use of Proceeds.  No portion of any principal advanced under the Loan is to be used for (i) the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the United States Federal Reserve System, 12 C.F.R. 221 and 224, (ii) primarily personal, family or household purposes, or (iii) for any purpose other than the conduct of Borrower’s business in the ordinary course.  The Collateral is not used or acquired primarily for personal, family or household purposes.

3.15

Compliance with Law.  Borrower is in compliance with all applicable laws, except where such non-compliance would not be deemed to have a material adverse effect on the business or financial condition of Borrower.

3.16

Compliance with Operating Agreement and other Contracts.  Borrower is in all material respects in compliance with, and has not received any notice of default under, the Operating Agreement or the Contracts.

3.17

Environmental Compliance.  Borrower has not (i) failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) become subject to any Environmental Liability, (iii) received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

3.18

Disclosure.  This Agreement (together with all exhibits and schedules hereto), the other Loan Documents and the other agreements, certificates and other documents furnished to Lender by or on behalf of Borrower do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.  There is no fact known to Borrower which has not been disclosed to Lender in writing which could reasonably be expected to have a Material Adverse Effect.

4.        AFFIRMATIVE COVENANTS

4.1

Payments and Performance.  Borrower will duly and punctually pay all Obligations becoming due to Lender and will duly and punctually perform all Obligations on its part to be done or performed under this Agreement.

4.2

Books and Records; Inspection.  Borrower will at all times keep proper books of account in which full, true and correct entries will be made of its transactions in accordance with its standard practices, consistently applied.  Borrower will at all reasonable times, and on reasonable advance notice, make its books, records, and accounting practices and procedures available in its offices for a field inspection and examination by Lender and/or Lender’s representatives and will permit inspection of the Collateral and all of its properties by Lender and/or Lender’s representatives (a “Field Inspection”).  Lender may, at its option, require a Field Inspection not more than one (1) time in any calendar quarter, unless an Event of Default shall occur which has not been cured or waived by Lender, in which case Lender shall be permitted to require a Field Inspection as frequently as Lender deems necessary.  All costs and expenses incurred by Lender in connection with any Field Inspection shall be borne by Borrower.  Borrower will from time to time furnish Lender with such information and statements as Lender may request in its sole discretion with respect to the Obligations or Lender’s security interest in the Collateral.  Borrower shall, during the term of this Agreement, keep Lender currently and accurately informed in writing of each location where Borrower’s records relating to its accounts and contract rights are kept, and shall not remove such records to another state without giving Lender at least thirty (30) days prior written notice thereof.

4.3

Financial Statements and Diligence Reporting.  Borrower will furnish to Lender:

(a)

real-time, online access to information concerning sums on deposit (including credits and debits) in the Deposit Accounts;

(b)

not less frequently than weekly, a written report on all Accounts then held by Borrower, which report shall include, for each Account, (i) the outstanding principal balance, (ii) a consolidated aging report for all Accounts (in increments of 30 days), (iii) Borrower’s applicable Account number, and (iv) from time to time, such other information as Lender may reasonably request;

(c)

not less frequently than monthly, a written report on all Accounts then held by Borrower, which report shall include, for each Account, a current contact name, address, and telephone number for the applicable Account Debtor;

(d)

not less frequently than monthly, a statement of the payments anticipated to be made within the next ensuing month;

(e)

as soon as available to Borrower, but in any event within thirty (30) days after the close of each month, a full and complete signed copy of financial statements, which shall include a balance sheet of Borrower, as at the end of such month, and statement of profit and loss of Borrower reflecting the results of its operations during such month and shall be prepared by Borrower and certified by a senior officer or principal of Borrower having primary responsibility for the preparation of such financial statements as to correctness in accordance with Borrower’s standard practices, consistently applied, subject to year-end adjustments and the absence of notes;

(f)

as soon as available to Borrower, but in any event within one hundred thirty five (135) days after the close of each fiscal year of Borrower, a full and complete signed copy of financial statements, which shall include a balance sheet of Borrower, as at the end of such fiscal year, and statement of profit and loss of Borrower reflecting the results of its operations during such fiscal year and shall be prepared by Borrower and reviewed and certified by Borrower’s independent certified public accountant; and

(g)

from time to time, such financial data and information about Borrower as Lender may reasonably request.

All information submitted pursuant to this Section 4.3 shall be certified as true, accurate, and complete in all material respects by Borrower.

4.4

Conduct of Business.  Borrower will maintain its company charter and existence in good standing and materially comply with all laws and regulations of the Commonwealth of Kentucky and of any other governmental authority which may be applicable to it or to its conduct of its business; provided that this covenant shall not apply to any tax, assessment or charge which is being contested in good faith and with respect to which reserves have been established and are being maintained.  Borrower shall be continuously engaged in the business of exploration, development, and production of Oil and Gas Assets, and shall engage in no other business.

4.5

Notice to Account Debtors.  Borrower agrees, following the occurrence of Event of Default for which a cure has not been affirmatively accepted in writing by Lender, at the request of Lender, to notify all or any of the Account Debtors in writing of Lender’s security interest in the Collateral in whatever manner Lender requests and, hereby authorizes Lender to notify all or any of the Account Debtors of Lender’s security interest in the Accounts at Borrower’s expense.  Lender shall notify Borrower of its making any such direct notifications to Account Debtors contemporaneously with the making of such notifications, provided, that Lender’s failure to so notify Borrower of its making of any such direct notifications shall not constitute a default hereunder, nor entitle Borrower to any recourse or remedy against Lender, nor invalidate the content of any such direct notifications to Account Debtors.

4.6

Independent Registered Public Accounting Firm. On the date hereof, Borrower’s independent registered public accounting firm is Dennis, Gartland & Niegarth, 415 Munson Avenue, #201, Traverse City, Michigan 49686-3059; contact: Mike Shaw.  Borrower hereby authorizes Lender to directly contact and communicate with such accounting form in connection with the review and/or maintenance of Borrower’s books and records or preparation of any financial reports delivered by or at the request of Borrower to Lender.  Borrower shall provide Lender with full contact information for any other accountant employed by Borrower.

4.7

Taxes.  Borrower will promptly pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, old age benefits, withholding, sales and other taxes assessed against it or payable by it before delinquent; provided that this covenant shall not apply to any tax assessment or charge which is being contested in good faith and, if appropriate, with respect to which reserves have been established and are being maintained.  Lender may, at its option, from time to time, discharge any taxes resulting in a lien or encumbrance on the Collateral, or other charges resulting in liens or encumbrances on any of the Collateral, and Borrower will pay to Lender on demand or Lender in its sole discretion may charge to Borrower all amounts so paid or incurred by it.

4.8

Indemnity.  Borrower shall protect, defend (by counsel selected by Lender and reasonably acceptable to Borrower), indemnify and hold harmless Lender and Lender’s respective officers, directors, partners, shareholders, employees, affiliates, agents, attorneys, lessees, successors and assigns and any successors to Lender’s interest in the Loan, their officers, directors, partners, shareholders, employees, affiliates, agents, attorneys, lessees, successors and assigns (collectively, the “Indemnitees”) from and against all liabilities (including sums paid in settlement of claims), losses, costs, obligations, demands, suits, liens, damages, fines (including any sums ordered to be paid or expended by Indemnitees by any governmental entity as a fine), penalties or damages arising as a direct or indirect result of any of the following with respect to Borrower, any affiliate of Borrower, or the Loan:  (a) fraud, (b) intentional material misrepresentation, (c) failure to pay taxes, (d) misapplication of funds (including the Loan or any sums on deposit from time to time in the Deposit Accounts), (e) failure to apply funds to pay the Obligations following an Event of Default, (f) subordinate financing incurred by Borrower in violation of the terms of the Loan Documents or otherwise without Lender’s consent, (g) a transfer of assets not otherwise permitted under the Loan Documents, (h) gross negligence, (i) willful misconduct, (j) court costs and attorneys’ fees, and (k) bankruptcy.  In addition, Borrower shall indemnify and hold harmless the Indemnitees from and against any liabilities or costs incurred by any Indemnitee under the DACA.  Notwithstanding the foregoing, no Indemnitee shall be entitled to indemnification with respect to any liability (including sums paid in settlement of claims), loss, cost, obligation, demand, suit, lien, damage, or fine (including any sums ordered to be paid or expended by Indemnitees by any governmental entity as a fine, penalty or damage) which is due to its own gross negligence or willful misconduct or where such indemnification would be a violation of applicable law.

4.9

Insurance.  Borrower will maintain (or cause to be maintained) in force insurance on Borrower’s properties against risks customarily insured against by companies engaged in businesses similar to that of Borrower containing such terms and written by such companies as may be satisfactory to Lender, such insurance to be payable to Lender as its interest may appear in the event of loss and to cause Lender to be named as insured pursuant to a standard loss payee clause; no loss shall be adjusted thereunder without Lender’s approval; and all such policies shall provide that they may not be canceled without first giving at least thirty (30) days’ written notice of cancellation to Lender; provided, however, that if the policy does not provide at least thirty (30) days’ written notice of cancellation to Lender, then Borrower shall, within five (5) days of the date of premium payment by Borrower, provide evidence to Lender that the premiums on any policy of insurance required to be maintained hereunder have been paid in full on or prior to the date on which such premium was due to the insurer.  In the event that Borrower fails to provide evidence of such insurance, Lender may, at is option, secure such insurance and charge the cost thereof to Borrower.  All insurance proceeds received shall be applied as a payment on account of the Obligations.  From and after the occurrence of an Event of Default that has not been cured or waived by Lender, Lender is authorized to cancel any insurance maintained hereunder and apply any returned or unearned premiums, all of which are hereby assigned to Lender, as a payment on account of the Obligations.

4.10

Notification of Default.  Within five (5) Business Days of becoming aware of the existence of any condition or event which constitutes an Event of Default, or any condition or event which would upon notice or lapse of time, or both, constitute an Event of Default, Borrower shall give Lender written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto.

4.11

Notification of Litigation.  Borrower will promptly notify Lender in writing of any litigation or of any investigative proceedings of a governmental agency or authority commenced or threatened against it which would or might reasonably be expected to have a Material Adverse Effect, or which would cause the potential liability of Borrower under such litigation, when aggregated with all other active litigation, to exceed US$50,000.00, unless the potential liability of Borrower under such litigation is covered by a policy of insurance acceptable to Lender and Lender has been provided evidence satisfactory to Lender that such insurance coverage is in full force and effect.  Without limiting the foregoing, within two (2) Business Days of Borrower obtaining knowledge of the existence thereof, Borrower shall notify Lender of any investigation, audit, hearing, compliance inquiry, enforcement action, or any other type of communication from any regulatory or other governmental authority (including, without limitation, any attorney general), and shall immediately forward to Lender, on receipt thereof by Borrower, a certified copy of any written communication or correspondence concerning the foregoing.

4.12

Pension Plans.  With respect to any pension or benefit plan maintained by Borrower, or to which Borrower contributes (“Plan”), the benefits under which are guaranteed, in whole or in part, by the Pension Benefit Guaranty Corporation created by the Employee Retirement Income Security Act of 1974, P.L. 93-406, or any governmental authority succeeding to any or all of the functions of the Pension Benefit Guaranty Corporation (“Pension Benefit Guaranty Corporation”), Borrower will (a) fund each Plan as required by the provisions of Section 412 of the Internal Revenue Code of 1986, as amended; (b) cause each Plan to pay all benefits when due; (c) furnish Lender (i) promptly with a copy of any notice of each Plan’s termination sent to the Pension Benefit Guaranty Corporation and (ii) no later than the date of submission to the Department of Labor or to the Internal Revenue Service, as the case may be, a copy of any request for waiver from the funding standards or extension of the amortization periods required by Section 412 of the Internal Revenue Code of 1986, as amended; and (d) subscribe to any contingent liability insurance provided by the Pension Benefit Guaranty Corporation to protect against employer liability upon termination of a guarantied pension plan, if available to Borrower.

4.13

Compliance.  Borrower shall comply with all applicable requirements of governmental authorities having jurisdiction over Borrower, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, the Employment Retirement Income Security Act of 1974, and those relating to money laundering and terrorism, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

4.14

Defense of Claims.  Borrower shall diligently defend any investigation, audit, hearing, inquiry, proceeding, administrative action, or other action or claim related to the origination of, or Borrower’s ownership of, any Accounts, where Borrower’s liability, if such action or claim is adversely determined, could reasonably be expected to exceed $20,000.

4.15

Organizational Documents.  Borrower shall comply in all respects with Borrower’s certificate of incorporation (or equivalent formation document) and Borrower’s bylaws (or equivalent operating document).

4.16

Location of Collateral.  Borrower shall, during the term of this Agreement, keep Lender currently and accurately informed in writing of each location where any Collateral, or where any of Borrower’s records relating to its Collateral, including Accounts, respectively, are kept, and shall not remove such Collateral or records or any of them to another location without giving Lender at least thirty (30) days prior written notice thereof; provided that the foregoing notice requirement shall not apply to Inventory to the extent such Inventory is in the process of being moved or transported in the ordinary course of business.

4.17

Notification of Damage.  Borrower will immediately notify Lender of any material loss or damage to, or material diminution in or any occurrence that would materially and adversely affect the value of any Collateral.

4.18

Operating Agreement and Contracts.  Borrower shall, during the term of this Agreement, comply with the Operating Agreement and the Contracts.

4.19

Budget.  Attached hereto as Schedule 4.19 is the Borrower’s operating expense budget for the period from September 1, 2013 to August 31, 2014, which is dated as of the date hereof, signed by the Borrower’s principal finance and accounting officer, and approved by the Lender.  On or prior to the date which is thirty (30) days from the date of this Agreement, and on each three (3) month anniversary thereafter during the term of the Loan, Borrower shall submit to Lender, for Lender’s review and approval, a pro forma budget for operating expenses for the one-year period immediately succeeding the date of such submission, which pro forma budget, upon approval by the Lender, shall be deemed the “Approved Budget” hereunder for the applicable time period.

4.20

Consultant.  Borrower shall pay, within five (5) Business Days demand therefor by Lender, all fees, costs, and expenses incurred by Lender and due and owing to the Consultant, provided that, prior to the occurrence of an Event of Default hereunder, Borrower’s liability under this Section 4.20 shall not exceed $5,000 in any consecutive twelve (12) month period.

4.21

Mortgage.  Borrower shall, within thirty (30) days after acquiring any interests in real estate not subject to a mortgage or deed of trust executed by Borrower in favor of Lender, execute and deliver or cause to be executed and delivered to Lender a mortgage or deed of trust, or an amendment to a mortgage or deed of trust, as applicable, with respect to such real estate interests, in form and substance satisfactory to Lender.

5.        NEGATIVE COVENANTS

5.1

Limitations on Indebtedness.  Borrower shall not, without the prior written consent of Lender in each instance, issue any evidence of indebtedness or create, assume, guarantee, become contingently liable for, or suffer to exist indebtedness in addition to indebtedness to Lender, other than Permitted Indebtedness and customary unsecured accounts payable incurred in the ordinary course of business provided the same are not evidenced by a promissory note, are paid within sixty (60) days of the date incurred, and are limited, in the aggregate, to an amount equal to two percent (2%) of the maximum principal amount of the Loan.

5.2

Loans or Advances.  Other than the Accounts, Borrower shall not make any loans or advances to any individual, firm or corporation, including without limitation its officers and employees; provided, however, that Borrower may make advances to its employees, including its officers, with respect to expenses incurred or to be incurred by such employees in the ordinary course of business which expenses are reimbursable by Borrower.

5.3

Investments.  Borrower shall not make investments in, or advances to, any Person, other than the Accounts.  Except for Accounts, Borrower will not purchase or otherwise invest in or hold securities, non-operating real estate or other non-operating assets or purchase all or substantially all the assets of any entity other than in connection with an acquisition approved by Lender in writing, which approval shall not be unreasonably withheld, conditioned, or delayed.

5.4

Merger.  Borrower will not, without the prior written consent of Lender in Lender’s sole discretion in each instance, merge or consolidate or be merged or consolidated with or into any other entity, unless prior to or concurrently therewith Lender is paid in full for all Obligations under the Loan Documents.

5.5

Capital Expenditures.  Except in connection with a Permitted Capital Expenditure or an Approved OA Project, Borrower shall not, directly or indirectly, make or commit to make capital expenditures by lease, purchase, or otherwise, except in the ordinary and usual course of business for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in Borrower’s business.

5.6

Sale of Assets.  Borrower shall not sell, lease or otherwise dispose of any of its assets except in the ordinary and usual course of business, unless prior to or concurrently therewith Lender is paid in full for all Obligations under the Loan Documents (subject to any notice period or restriction contained herein regarding Borrower’s right to prepay the Loan) or except for the purpose of replacing machinery, equipment or other personal property which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in Borrower’s business, provided that fair cash consideration is received therefor.  Borrower shall not, except in the ordinary and usual course of business, sell, transfer, convey, encumber, or otherwise alienate any of its right, title, or interest in or to any Collateral.

5.7

Restriction on Liens.  Borrower shall not grant any security interest in, or mortgage of, its respective properties or assets including the Collateral, other than Permitted Liens or such liens as are in favor of Lender.  Borrower shall not agree with any person other than Lender to not grant any security interest in, or mortgage of, any of its properties or assets including the Collateral.

5.8

Other Business.  Borrower shall not engage in any business other than the business in which it is engaged on the date hereof.

5.9

Change of Name.  Borrower shall not change its legal name or the state or jurisdiction of its organization, without giving Lender at least thirty (30) days’ prior written notice thereof.

5.10

Organizational Documents.  Borrower shall not modify, alter, amend, or restate in any way Borrower’s certificate of incorporation (or equivalent formation document) nor Borrower’s bylaws (or equivalent operating document) without the prior written consent of Lender in each instance.

5.11

Conduct of Business.  Borrower shall not, without the prior consent of Lender in each instance, enter into any agreement regarding the acquisition of, disposition of, collections on, or the hiring or instructing of collection agents with respect to, any Accounts.

5.12

Cash Reserve Payments.  Borrower shall not, without the prior consent of Lender in each instance, make any payments out of the Cash Reserve.

5.13

Material Decisions.  Borrower shall not effect a Material Decision without the prior consent of Lender.

5.14

Change of Control.  Borrower shall not allow to occur a change of Control of Borrower without the prior consent of Lender.

6.        DEFAULT

6.1

Default.  An “Event of Default” shall mean the occurrence of one or more of any of the following events:

(a)

(i) failure to pay principal or interest or the Commitment Fee hereunder when due, whether at maturity, by acceleration or otherwise, which failure continues for ten (10) Business Days after Lender sends notice to Borrower of the failure, or (ii) failure to pay, within (10) Business Days of the date due, any other amounts due hereunder; or

(b)

the default by Borrower of any of the terms or provisions of Sections 1.8, 5.6, 5.8, 5.13 or 5.14 hereof;

(c)

default of any other liability, obligation or undertaking of Borrower or any guarantor or other surety for the Loan, hereunder or under any other Loan Document or otherwise, which default continues for ten (10) Business Days after Lender sends notice to Borrower of its occurrence (provided that if such default is not reasonably susceptible of cure within said ten (10) Business Day period, and Borrower commences a cure of such default within said ten (10) Business Day period, and thereafter diligently pursues such cure, then an Event of Default shall only occur if such failure continues for thirty (30) days after Lender sends notice to Borrower of its occurrence); or

(d)

if any statement, representation or warranty heretofore, now or hereafter made by Borrower of any affiliate in connection with this Agreement or in any supporting financial statement of Borrower shall be determined to have been intentionally false in any material respect when made; or

(e)

the liquidation, termination or dissolution of Borrower or any affiliate, or the merger or consolidation of any such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property; or

(f)

the institution by or against any of Borrower or any guarantor of or surety for the Loan of any insolvency proceedings, whether under the United States Bankruptcy Code 11 USC §101 et seq. or any other law, in which Borrower or any guarantor of or surety for the Loan is alleged to be insolvent or unable to pay its debts as they mature, or the making by Borrower or any guarantor of or surety for the Loan of an assignment for the benefit of creditors or the granting by Borrower or any guarantor of or surety for the Loan of a trust mortgage for the benefit of creditors and, if such proceeding is instituted against Borrower or any guarantor of or surety for the Loan, such proceeding shall not have been dismissed in sixty (60) days; or

(g)

the service upon Lender of a writ in which Lender is named as trustee of Borrower or of any guarantor of or surety for the Loan; or

(h)

a judgment or judgments for the payment of money shall be rendered in excess of US$50,000.00 against Borrower or any guarantor of or surety for the Loan, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; or

(i)

the occurrence of any fact or circumstance (including without limitation any breach by Borrower of the Operating Agreement or a Contract) which, in Lender’s reasonable discretion, may be reasonably expected to cause a Material Adverse Effect, which fact or circumstance is not cured within ten (10) Business Days following written notice thereof from Lender to Borrower; or

(j)

any levy, lien (including mechanics lien), seizure, attachment, execution or similar process shall be issued or levied on any material portion of the property of Borrower or on any Collateral, and such lien or levy shall not be removed within sixty (60) days.

6.2

Acceleration.

(a)

If an Event of Default under Section 6.1(f) shall have occurred, all Obligations shall become immediately due and payable without notice or demand.  If any other Event of Default shall have occurred which, to the extent capable, has not been cured or waived by Lender, at the election of Lender, all Obligations shall become immediately due and payable without notice or demand.

(b)

Lender is hereby authorized, at its election, after an Event of Default shall have occurred which has not been cured or waived by Lender, without any further demand or notice except to such extent as notice may be required by applicable law, to take possession and/or sell or otherwise dispose of all or any of the Collateral at public or private sale; and Lender may also exercise any and all other rights and remedies of a secured party under the UCC or which are otherwise accorded to it in equity or at law, all as Lender may determine, and such exercise of rights in compliance with the requirements of law will not be considered adversely to affect the commercial reasonableness of any sale or other disposition of the Collateral.  If notice of a sale or other action by Lender is required by applicable law, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Borrower agrees that ten (10) days’ written notice to Borrower, or the shortest period of written notice permitted by such law, whichever is smaller, shall be sufficient notice; and that to the extent permitted by law, Lender, its officers, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale any of the Collateral that is of a type customarily sold on a recognized market or which is the subject of widely distributed standard price quotations.  Any sale (public or private) shall be without warranty and free from any right of redemption, which Borrower shall waive and release after default upon Lender’s request therefor, and may be free of any warranties as to the Collateral if Lender shall so decide.  No purchaser at any sale (public or private) shall be responsible for the application of the purchase money.  Any balance of the net proceeds of sale remaining after paying all Obligations of Borrower to Lender shall be returned to such other party as may be legally entitled thereto; and if there is a deficiency, Borrower shall be responsible for the same, with interest.  Upon demand by Lender, Borrower shall assemble the Collateral and make it available to Lender at a place designated by Lender which is reasonably convenient to Lender and Borrower.  Borrower hereby acknowledges that Lender has extended credit and other financial accommodations to Borrower upon reliance of Borrower’s granting Lender the rights and remedies contained in this Agreement including without limitation the right to take immediate possession of the Collateral upon the occurrence of an Event of Default which has not been cured or waived by Lender and Borrower hereby acknowledges that Lender is entitled to such equitable and injunctive relief to enforce any of its rights and remedies hereunder and Borrower hereby waives any defense to such equitable or injunctive relief based upon any allegation of the absence of irreparable harm to Lender.

(c)

Lender shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Collateral subject to the security interest created hereby), or guarantees of, the Obligations or any of them, or to resort to such security or guarantees in any particular order; and all of its rights hereunder and in respect of such securities and guarantees shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that it lawfully may, Borrower hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Lender’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed, and to the extent that it lawfully may do so, Borrower hereby irrevocably waives the benefits of all such laws.  Except as otherwise provided by applicable law, Lender shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.

6.3

Power of Attorney.  Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s true and lawful attorney, with full power of substitution, at the sole cost and expense of Borrower but for the sole benefit of Lender, upon the occurrence of an Event of Default which has not been cured or waived by Lender, to convert the Collateral into cash, including, without limitation, completing the manufacture or processing of work in process, and the sale (either public or private) of all or any portion or portions of the Collateral (subject to the notice and other terms provided in Section 6.2, above); to enforce collection of the Collateral, either in its own name or in the name of Borrower, including, without limitation, executing releases or waivers, compromising or settling with any Account Debtors and prosecuting, defending, compromising or releasing any action relating to the Collateral; to receive, open and dispose of all mail addressed to Borrower and to take therefrom any remittances or proceeds of Collateral in which Lender has a security interest; to notify applicable postal authorities to change the address for delivery of mail addressed to Borrower to such address as Lender shall designate; to endorse the name of Borrower in favor of Lender upon any and all checks, drafts, money orders, notes, acceptances or other instruments of the same or different nature; to sign and endorse the name of Borrower on and to receive as secured party any of the Collateral, any invoices, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title of the same or different nature relating to the Collateral; to sign the name of Borrower on any notice of the Account Debtors or on verification of the Collateral; and to sign, if necessary, and file or record on behalf of Borrower any financing or other statement in order to perfect or protect Lender’s security interest.  Lender shall not be obliged to do any of the acts or exercise any of the powers hereinabove authorized, but if Lender elects to do any such act or exercise any such power, it shall not be accountable for more than it actually receives as a result of such exercise of power, and it shall not be entitled to collect more than an amount equal to the then outstanding Obligations, and any sums received in excess of the then-outstanding Obligations shall be returned to Borrower, and it shall not be responsible to Borrower or to any other party (and shall be and is hereby indemnified by Borrower against any such responsibility to any other party) except in the event that Lender has been determined, with finality, by a court of competent jurisdiction, that Lender has committed gross negligence or willful misconduct.  All powers conferred upon Lender by this Agreement, being coupled with an interest, shall be irrevocable so long as any Obligation of Borrower or any surety to Lender shall remain unpaid or Lender are obligated under this Agreement to extend any credit to Borrower.

6.4

Nonexclusive Remedies.  All of Lender’s rights and remedies not only under the provisions of this Agreement but also under any other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by Lender at such time or times and in such order of preference as Lender in its sole discretion may determine.

7.        MISCELLANEOUS

7.1

Waivers.  Borrower waives notice of intent to accelerate, notice of acceleration, notice of nonpayment, demand, presentment, protest or notice of protest of the Obligations, and all other notices, consents to any renewals or extensions of time of payment thereof, and generally waives any and all suretyship defenses and defenses in the nature thereof.

7.2

Severability.  If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

7.3

Set-Off.  Borrower hereby grants to Lender a continuing lien and security interest in any and all deposits or other sums at any time credited by or due from Lender (or any of its banking or lending affiliates, or any bank acting as a participant under any loan arrangement between Lender and Borrower, or any third party acting on Lender’s behalf, including the Account Bank (collectively, the “Lender Affiliates”)) to Borrower and any cash, securities, instruments or other property of Borrower in the possession of Lender or any Lender Affiliate, whether for safekeeping or otherwise, or in transit to or from Lender or any Lender Affiliate (regardless of the reason Lender or Lender Affiliates had received the same or whether Lender or Lender Affiliates has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of Borrower to Lender or any Lender Affiliate and, following the occurrence of an Event of Default, such deposits and other sums may be applied or set off against such liabilities and obligations of Borrower to Lender or any Lender Affiliate as are then due and unpaid, whether or not demand has been made and whether or not other collateral is then available to Lender or any Lender Affiliate.

7.4

Indemnification.  Borrower shall protect, defend (by counsel selected by Lender and reasonably acceptable to Borrower), indemnify and hold harmless the Indemnitees from and against all liabilities (including sums paid in settlement of claims), losses, costs, obligations, demands, suits, liens, damages, and fines (including any sums ordered to be paid or expended by Indemnitees by any governmental entity as a fine, penalty or damages) arising as a direct or indirect result of Borrower’s failure to perform any of the agreements, terms or conditions of this Agreement or the Loan Documents required to be performed by Borrower, or for the breach by Borrower of any representation, warranty, or covenant contained herein or in any other Loan Document (including, without limitation any third party claims arising therefrom).  Notwithstanding the foregoing indemnity, no Indemnitee shall be entitled to indemnification with respect to any liability (including sums paid in settlement of claims), loss, cost, obligation, demand, suit, lien, damage, or fine (including any sums ordered to be paid or expended by Indemnitees by any governmental entity as a fine, penalty or damage) which is due to its own gross negligence or willful misconduct or where such indemnification would be a violation of applicable law.  The indemnification provided by this Section 7.4 shall survive payment of the Obligations, any termination of this Agreement, and/or release or discharge executed by Lender in favor of Borrower.

7.5

Costs and Expenses.  Borrower shall pay to Lender any and all costs and expenses (including, without limitation, reasonable attorneys’ fees, and disbursements, court costs, litigation and other expenses) incurred or paid by Lender in establishing, maintaining, protecting or enforcing any of Lender’s rights or the Obligations, including, without limitation, any and all such costs and expenses incurred or paid by Lender in defending Lender’s security interest in, title or right to the Collateral or in collecting or attempting to collect or enforcing or attempting to enforce payment of the Obligations.  Each of the costs and expenses incurred by Lender hereunder and payable by Borrower shall be deemed evidenced by and added to the outstanding principal balance of the Note.

7.6

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

7.7

Complete Agreement.  This Agreement and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.

7.8

Binding Effect of Agreement.  This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and Lender shall be entitled to rely thereon) until all commitments of Lender hereunder are terminated and all Obligations hereunder are fully paid.  Lender may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights of Lender; and Lender shall then be relieved and discharged of any responsibility or liability with respect to this Agreement, and the Collateral.  Borrower may not assign or transfer any of its rights or obligations under this Agreement.  Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

7.9

Further Assurances.  Borrower will from time to time execute and deliver to Lender, and take or cause to be taken, all such other or further action as Lender may reasonably request in order to effect and confirm or vest more securely in Lender all rights contemplated by this Agreement and the other Loan Documents or to vest more fully in or assure to Lender the security interest in the Collateral granted to Lender by this Agreement or to comply with applicable statute or law and to facilitate the collection of the Collateral (including, without limitation, the endorsement of promissory notes and instruments and notifications to obligors on the Collateral).  To the extent permitted by applicable law, Borrower authorizes Lender to file financing statements, continuation statements or amendments without Borrower’s signature appearing thereon, and any such financing statements, continuation statements or amendments may be signed by Lender on behalf of Borrower, if necessary, and may be filed at any time in any jurisdiction.  Lender may at any time and from time to time file financing statements, continuation statements, debentures, mortgages, and any other documents allowed under the laws of the State of Michigan, the State of Kentucky, or any other applicable jurisdiction, and amendments thereto which contain any information required by the laws of the State of Michigan, the State of Kentucky, or any other applicable jurisdiction for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower.  Borrower agrees to furnish any such information to Lender promptly upon request.  In addition, Borrower shall at any time and from time to time take such steps as Lender may reasonably request for Lender (i) to obtain an acknowledgement, in form and substance satisfactory to Lender, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Lender, (ii) to obtain possession and control of any Collateral comprised of deposit accounts, electronic chattel paper, letter of credit rights or investment property, with any agreements establishing control to be in form and substance satisfactory to Lender, and (iii) otherwise to insure the continued perfection and priority of Lender’s security interest in any of the Collateral and the preservation of its rights therein.  Borrower hereby constitutes Lender its attorney-in-fact to execute, if necessary, and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until this Agreement terminates in accordance with its terms, all Obligations are paid in full and the Collateral is released.

7.10

Amendments and Waivers.  This Agreement may not be amended, or the obligations of the parties hereto modified, except in a writing executed by all of the parties.  No delay or omission on the part of Lender in exercising any right hereunder shall operate as a waiver of such right or any other right and waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy of Lender on any future occasion.

7.11

Terms of Agreement.  This Agreement shall continue in full force and effect so long as any Obligations or obligation of Borrower to Lender shall be outstanding, or Lender shall have any obligation to extend any financial accommodation hereunder, and is supplementary to each and every other agreement between Borrower and Lender and shall not be so construed as to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower under any such agreement, nor shall any contemporaneous or subsequent agreement between Borrower and Lender be construed to limit or otherwise derogate from any of the rights or remedies of Lender or any of the liabilities, obligations or undertakings of Borrower hereunder, unless such other agreement specifically refers to this Agreement and expressly so provides.

7.12

Notices.  Any notice under or pursuant to this Agreement shall be a signed writing or other authenticated record.  Any such notice shall be deemed duly received and effective (i) if delivered in hand or by telecopier to, or received by, any officer or agent of Borrower or Lender, upon such delivery or receipt, or (ii) if sent by overnight courier, on the next Business Day after being so sent, or (iii) if mailed by registered or certified mail, return receipt requested, postage prepaid, and properly addressed to Borrower or Lender, two (2) business days after being so mailed.  A party’s proper address is that set forth for such party in this Agreement or such address as that party may from time to time hereafter designate by notice to the other party.  As of the date hereof, any notice under any Loan Document shall be transmitted to the following address:

If to Borrower:

App Energy

104 West Front Street

Monroe, Michigan  48161

Attention:  John Piedmonte

Telecopier:  (734) 243-5503

If to Lender:

Daybreak Oil and Gas, Inc.

601 W. Main Ave., Suite 1017

Spokane, Washington  99201

Attention:  Jim Westmoreland

Telecopier:  (281) 996-4176

7.13

Governing Law.  This Agreement, and all transactions thereunder or pursuant thereto shall be governed as to interpretation, validity, effect, rights, duties and remedies of the parties thereunder and in all other respects by the laws of the State of New York, other than any principle or provision thereof that would result in the application of the laws of any other jurisdiction.

7.14

Reproductions.  This Agreement and all documents which have been or may be hereinafter furnished by Borrower to Lender may be reproduced by Lender by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

7.15

Venue.  Borrower and Lender each irrevocably submits to the exclusive jurisdiction of any Federal or state court sitting in the City, County, and State of New York, over any suit, action or proceeding arising out of or relating to this Agreement.  Borrower and Lender irrevocably waive, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court sitting in the City, County, and State of New York and any claim that the same has been brought in an inconvenient forum.  Borrower and Lender each acknowledge that any appeals from those Courts may have to be heard by a court located outside of the State of New York.  Borrower and Lender hereby consent to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the party’s address shown in this Agreement or as notified to a Lender and (ii) by serving the same upon Borrower in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon Borrower, and furthermore.  Nothing contained in this section shall change venue and jurisdiction under this agrement, the Loan Documents, or any action related to the agreement, Loan Documents or transactions contemplated thereby, and at all time the venue and juridiction shall be exclusively in the State of New York.

7.16

JURY WAIVER.  BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) TO THE FULLEST EXTENT ALLOWED BY THE LAWS OF THE STATE OF NEW YORK, WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE, OR HAS NOT BEEN, WAIVED.  BORROWER CERTIFIES THAT NEITHER LENDER NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

7.17

No Partnership.  Nothing contained in this Agreement or the other Loan Documents shall be deemed to create an equity investment in Borrower on the part of Lender or a partnership between Lender and Borrower, it being the intent of the parties hereto that only the relationship of lender and borrower shall exist with respect to the Loan.  Borrower agrees that it shall report this transaction for income tax purposes, and file all related tax returns, in a manner consistent with the form of this transaction as a loan.

7.18

Lender is not in Control; Lender-Creditor Relationship.

(a)

None of the covenants or other provisions contained in this Agreement or any of the other Loan Documents shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs or management of Borrower, the power of Lender being limited to the right to exercise the remedies provided for in this Agreement and the other Loan Documents and applicable law.

(b)

The relationship between Lender, on the one hand, and Borrower and any guarantor of or surety for the Loan, on the other hand, is solely that of creditor and debtor.  Lender shall not have (or be deemed to have) any fiduciary relationship or duty to any of Borrower or any guarantor of or surety for the Loan, arising out of or in connection with, and there is no agency or joint venture relationship between Lender, on the one hand, and Borrower or any guarantor of or surety for the Loan, on the other hand, by virtue of, any Loan Document or any transaction contemplated therein.

7.19

Attorneys Fees.  In the event of any dispute between the parties to this Agreement, the prevailing party in any litigation resulting from such dispute shall be entitled to collect, inter alia, its reasonable attorneys’ fees and out-of-pocket expenses.

7.20

Certification.  The individual(s) signing this Agreement on behalf of Borrower, by their respective signatures hereon, hereby certify for the benefit of Lender, that all information submitted to Lender in connection with the underwriting of the Loan is true and correct in all material respects on and as of the date of this Agreement.

7.21

Publicity.  Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto.  If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.  Notwithstanding the foregoing, Lender or any of its affiliates may (i) disclose a general description of transactions arising under the  Loan Documents for advertising, marketing or other similar purposes, and (ii) use Borrower’s name, logo or other indicia germane to such party in connection with such advertising, marketing or other similar purposes, and, in each case, may post such information on its website.

[NO FURTHER TEXT ON THIS PAGE]

Executed as of August 28, 2013.

BORROWER:

APP ENERGY, LLC, a Kentucky limited liability company

By:	Westside Exploration, LLC
Its:	Manager

	By:	/s/ JOHN A. PIEDMONTE, JR.
John A. Piedmonte, Jr.
	Its:	Manager

ACCEPTED:

DAYBREAK OIL AND GAS, INC., a Washington corporation

By:	/s/ JAMES F. WESTMORELAND
Name: James F. Westmoreland
Title: President and Chief Executive Officer

Signature Page to Loan and Security Agreement

EXHIBIT 1.5(a)(i)

FORM OF REQUEST FOR ADVANCE

[LETTERHEAD OF BORROWER]

[DATE]

Via electronic mail only

Daybreak Oil and Gas, Inc.

601 W. Main Ave., Suite 1017

Spokane, Washington  99201

Attention:  Jim Westmoreland

Re:

Loan from Daybreak Oil and Gas, Inc., to App Energy, LLC, dated as of August 28, 2013, in the maximum principal amount of $40,000,000.00

Ladies and Gentlemen:

The undersigned App Energy, LLC, is the “Borrower” (and herein so-called) under that certain Loan and Security Agreement, dated August 28, 2013 (the “Loan Agreement”), by and between Borrower and Daybreak Oil and Gas, Inc.  Capitalized terms used and not herein defined shall have the respective meanings ascribed thereto in the Loan Agreement.

Borrower hereby requests that Lender advance the amount of $[____________], pursuant to the terms of the Loan Agreement.  Borrower hereby directs that such advance be transmitted, by wire transfer, to the following account(s):

Amount: ________________________

Bank: _______________________

ABA No.:   ___________________________

Account No.:    ________________________

Further credit to:      _______________________

To induce Lender to make the advance requested above, each of the undersigned hereby certify to Lender as follows:

1.

All information, including without limitation, all representations, exhibits, financial statements and other materials, submitted to Lender by Borrower or any affiliate in connection with or in support of the Loan continues to be correct and accurate as of the date hereof; and

2.

Except as may have been previously disclosed to Lender in writing, there is no outstanding, pending or threatened litigation against the undersigned or affecting Borrower or any surety of any of Borrower’s obligations to Lender, or the collateral for the Loan which would affect any such person or entity or said collateral in any material adverse way; and

Schedule 4.19

3.

Neither Borrower nor any other surety of any of Borrower’s obligations to Lender, has suffered or incurred any material adverse financial change since the date of the last financial statement submitted by such person or entity to Lender; and

4.

Borrower has not breached any term, provision, representation, warranty, or covenant contained in any Loan Documents, each of the representations, warranties, and covenants of each such person contained in each of the Loan Documents is true and correct as of the date hereof; and

5.

No event or series of events has or have intervened since the date Borrower initially executed and delivered the Note, which would either individually or collectively adversely affect the collateral for the Loan in any material way.

[NO FURTHER TEXT ON THIS PAGE]

Schedule 4.19

Very truly yours,

APP ENERGY, LLC

By:	Westside Exploration, LLC
Its:	Manager

By:
John A. Piedmonte, Jr.
	Its:	Manager

Schedule 4.19